                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is entered into this 4th day of June, 1997, to be effective as of the 1st day of June, 1997, between Michael A. Harrelson ("Employee"), a resident of San Antonio, Texas, and Billing Information Concepts Corp., a Delaware corporation (the "Company"), whose principal executive offices are located in San Antonio, Texas.

         WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company, on terms hereinafter set forth;

         NOW, THEREFORE, in consideration for the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                     DUTIES

         1.1 Employment. During the term of this Agreement, the Company agrees to employ Employee, and Employee accepts such employment, on the terms and conditions set forth in this Agreement.

         1.2 Extent of Service. During the term of this Agreement, Employee shall devote his full-time business time, energy and skill to the affairs of the Company and its affiliated companies, and Employee shall not be engaged in any other business or consulting activities pursued for gain, profit or other pecuniary advantage, without the prior written consent of the Company. The foregoing shall not prevent Employee from making monetary investments in businesses which do not involve any services on the part of Employee in the operation or affairs of such businesses or devoting reasonable time to civic and community activities.

         1.3 Duties. Employee's duties hereunder shall include acting as a Senior Vice President of the Company and as the President of Computer Resources Management, Inc. In this capacity Employee will be responsible for performing the duties of such offices as set forth in the bylaws of such companies and such other duties as may be reasonably prescribed from time by Employee's supervisors or the Board of Directors of the Company (the "Board"). Such duties include, without limitation, the development of Proprietary Information (defined in Article 5 hereof) for the Company. Employee shall also perform, without additional compensation, such duties for the Company's affiliated companies. Employee shall report directly to Parris H. Holmes, Jr. and Alan W. Saltzman. Employee shall be based at the Company's San Antonio, Texas office, provided that travel will be required as reasonably necessary to perform the Employee's duties hereunder.

         1.4 Access to and Use of Proprietary Information. Employee recognizes and the Company agrees that, to assist Employee in the performance of his duties hereunder, Employee will be provided access to and limited use of proprietary and confidential information of the Company. Employee further recognizes that, as a part of his employment with the Company, Employee will benefit from and Employee's qualifications will be enhanced by additional training, education and experience which will be provided to Employee by the Company directly and/or as a result of work projects assigned by the Company in which proprietary and confidential information of the Company is utilized by Employee.

                                   ARTICLE 2
                               TERM OF EMPLOYMENT

         Subject to earlier termination pursuant to Article 4 hereof, this Agreement shall have a term commencing as of the execution date of this Agreement and ending upon the expiration of 36 calendar months.

                                   ARTICLE 3
                                  COMPENSATION

         3.1 Monthly Base Salary. As compensation for the services to be rendered hereunder, the Company shall pay Employee a salary of (i) $16,667.67 per month for the first 12 calendar months of the term of this Agreement, (ii) $20,833.33 per month for the second twelve calendar months of the term of this Agreement and (iii) $25,000.00 per month for the third 12 calendar months of the term of this Agreement. Such salary shall be payable in at least monthly installments during the term of this Agreement.

         3.2 Performance Bonus. As additional compensation for services rendered under this Agreement, Employee shall also be eligible to receive a discretionary performance bonus if, as and when declared by the Compensation Committee of the Board or the Board in its discretion.

         3.3 Stock Options. The Company and the Employee have entered into a Non-Qualified Stock Option Agreement of even date herewith pursuant to which the Company has granted to Employee non-qualified stock options to receive up to 200,000 shares of Common Stock, $.01 par value, of the Company upon the terms and conditions set forth in such agreement.

         3.4 Benefits. Employee shall, in addition to the compensation provided for herein, be entitled to the following additional benefits:

                 (a) Medical, Health and Disability Benefits. Employee shall be entitled to receive all medical, health and disability benefits that may, from time to time, be provided by the Company to all employees of the Company as a group. To the extent permitted by such plans, the Company shall waive, or cause its insurers to waive, any applicable waiting periods under all such benefit plans and the Company agrees that any pre-existing condition clause in any of the Company's medical, health or disability insurance coverage shall not be applicable to Employee.

                 (b) Pension Plans; Life Insurance. Employee shall be entitled to participate in or receive benefits under, to the extent he is eligible under the terms of such plans, such pension, life insurance and other benefit plans, including the Company's Executive Deferred Compensation Plan, that are available to senior management or key employees on the same basis as such plans are available to other employees of the Company in comparable positions with Employee. To the extent permitted by such plans, the Company shall waive, or cause the Company's insurers to waive, all waiting periods for such benefits.

                 (c) Other Benefits. Employee shall also be entitled to receive any other benefits that may, from time to time, be provided by the Company to all employees of Company as a group.





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                 (d)      Vacation. Employee shall be entitled to an annual
         vacation with pay as determined in accordance with the prevailing practice and policy of the Company.

                 (e) Holidays. Employee shall be entitled to paid holidays in accordance with the prevailing practice and policy of the Company.

                 (f) Reimbursement of Expenses. The Company shall reimburse Employee for all expenses reasonably incurred by Employee in conjunction with the rendering of services at the Company's request, provided that such expenses are incurred in accordance with the prevailing practice and policy of the Company. As a condition to such reimbursement, Employee shall submit an itemized accounting of such expenses in reasonable detail, including receipts where required under federal income tax laws.


                                   ARTICLE 4
                                  TERMINATION

         4.1 Termination With Notice. This Agreement may be terminated by the Company or Employee, without cause, upon 30 days prior written notice thereof given by one party to the other party. In the event of termination effected by the Employee giving notice pursuant to this Section 4.1, the Company shall pay Employee his monthly base salary (subject to standard deductions) earned pro rata to the date of such termination and the Company shall have no further obligations to Employee hereunder. In the event of termination effected by the Company giving notice pursuant to this Section 4.1, the Company shall pay Employee, within 15 days of such termination, a lump-sum payment equal to his base salary under Section 3.1 hereof for the remaining portion of his 36-month term of employment pursuant to this Agreement. Payment by the Company in accordance with this Section shall constitute Employee's full severance pay and the Company shall have no further obligation to Employee arising out of such termination.

         4.2 Termination For Cause. This Agreement may be terminated by the Company for "Cause" (hereinafter defined) upon written notice thereof given by the Company to Employee. In the event of termination pursuant to this Section 4.2, the Company shall pay Employee his monthly base salary (subject to standard deductions) earned pro rata to the date of such termination and the Company shall have no further obligations to Employee hereunder. The term "Cause" shall mean the following, as determined by the Board in its sole judgment: (i) Employee breaches any of the terms of this Agreement; (ii) Employee is convicted of a felony or crime involving moral turpitude; (iii) Employee fails, after at least one warning, to perform duties assigned under this Agreement (other than a failure due to death or physical or mental disability); (iv) Employee intentionally engages in conduct which is demonstrably and materially injurious to the Company; (v) Employee commits fraud or theft of personal or Company property from Company premises; (vi) Employee falsifies Company documents or records; (vii) Employee engages in acts of gross negligence or willful misconduct to endanger life or property on Company premises; (viii) a determination by a court of law or governmental agency (which, through lapse of time or otherwise, is not subject to appeal) that Employee has engaged in sexual harassment; or (ix) Employee uses, distributes, possesses or is under the influence of illegal drugs, alcohol or any other intoxicant on Company premises.





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         4.3     Termination Upon Death or Disability. In the event that
Employee dies, this Agreement shall terminate upon Employee's death. Likewise, if Employee becomes unable to perform the essential functions of his duties hereunder, with or without reasonable accommodation, on account of illness, disability or other reason whatsoever, the Company may, upon notice to Employee, terminate this Agreement. In the event of termination pursuant to this Section 4.3, Employee (or his legal representatives) shall be entitled only to his monthly base salary earned pro rata for services actually rendered prior to the date of such termination; provided, however, Employee shall not be entitled to his monthly base salary for any period with respect to which Employee has received short-term or long-term disability benefits under employee benefit plans maintained from time to time by the Company and the Company shall provide a continuation of any benefits to be given to Employee hereunder as required by law. Employee shall be deemed to be disabled if at any time during the term hereof, Employee shall have been unable to perform the duties of his employment hereunder due to physical or mental incapacity for a period of 90 consecutive days.

         4.4 Termination Following Change of Control. Notwithstanding anything to the contrary contained herein, should Employee at any time within 12 months of the occurrence of a "change of control" (as defined below) cease to be an employee of the Company (or its successor), by reason of (i) termination by the Company (or its successor) other than for "cause" (following a change of control, "cause" shall be limited to the conviction or a plea of nolo contendere to the charge of a felony (which, through lapse of time or otherwise, is not subject to appeal), or a material breach of fiduciary duty to the Company through the misappropriation of the Company funds or property or
(ii) voluntary termination by Employee for "good reason upon change of control" (as defined below), then (a) in the event of termination pursuant to Section 4.4(ii) above, the Company shall pay Employee, within 15 days of the effective date of such termination, a lump-sum payment equal to (without discounting to present value) one times his then effective annual base salary, or (b) in the event of termination pursuant to Section 4.4(i) above, the Company shall pay Employee, within 15 days of such termination, a lump-sum payment equal to his base salary under Section 3.1 hereof for the remaining portion of his 36-month term of employment pursuant to this Agreement.

         As used in this Section, voluntary termination by the Employee for "good reason upon change of control" shall mean (i) removal of the Employee from the office the Employee holds on the date of this Agreement, (ii) a material reduction in the Employee's authority or responsibility, (iii) relocation of the Company's headquarters from its then current location, (iv) a reduction in the Employee's compensation or (v) the Company otherwise commits a breach of this Agreement.

         As used in this Agreement, a "change of control" shall be deemed to have occurred if (i)(a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company's then outstanding securities, or (ii) at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Company's Board of Directors shall cease to consist of "continuing directors" (meaning directors of the Company who either were directors at or prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two thirds of the directors then still in office who were directors prior to such transaction), or (iii) the stockholders of the Company approve a merger or consolidation that





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would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement of sale or disposition by the Company of all or substantially all of the Company's assets.

         The Company shall pay any attorney's fees incurred by the Employee in reasonably seeking to enforce the terms of this Section.

         4.5 Survival of Provisions. The covenants and provisions of Articles 5, 6 and 7 hereof shall survive any termination of this Agreement and continue for the periods indicated, regardless of how such termination may be brought about.

         4.6 Exclusivity of Termination Provisions. The termination provisions of this Agreement regarding the parties' respective obligations in the event the Employee's employment is terminated are intended to be exclusive and in lieu of any other rights or remedies to which the Employee or the Company may otherwise be entitled at law, in equity or otherwise. It is also agreed that, although the personnel policies and fringe benefit programs of the Company may be unilaterally modified from time to time, the termination provisions of this Agreement are not subject to modification, whether orally, impliedly or in writing, unless any such modification is mutually agreed upon and signed by the parties.

                                   ARTICLE 5
                 PROPRIETARY PROPERTY; CONFIDENTIAL INFORMATION

         5.1 Duties. Employee understands and agrees that during the term of this Agreement Employee's duties will include the conception and development of valuable technology during the course and scope of employment, to be collectively referred to in this Agreement as "Proprietary Information".

         5.2 Ownership. Employee understands and agrees that Company shall own all right, title and interest in and to all Proprietary Information created within the scope of Employee's employment. In the case of works authored or created by Employee, such works are considered a "work made for hire" under 17 United States Code Section 101. All information and technology, if any, created by Employee prior to his employment with the Company, and in which Employee claims ownership, is shown in Schedule 5.2 attached hereto, and shall not be considered included in Proprietary Information.

         5.3 Notice and Assistance. Employee shall give adequate written notice to the Company as soon as practicable of all Proprietary Information created by Employee during Employee's employment with the Company, assist the Company in evaluating the Proprietary Information for patent, trade secret and copyright protection and sign all documents and do all things necessary at the expense of the Company to assist the Company in the protection, development, marketing or transfer of such Proprietary Information.





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         5.4     Assignment. Employee hereby assigns and agrees to assign all of Employee's right, title and interest in and to Proprietary Information to the Company or its nominee. At the request of the Company, whether during or after the termination of Employee's employment, Employee shall timely execute or join in executing all papers or documents required for the filing of patent applications and copyright registrations in the United States of America and such foreign countries as the Company may in its sole discretion select, and shall assign all such patent applications and copyrights to the Company or its nominee, and shall provide the Company or its agents or attorneys with all reasonable assistance in the preparation and prosecution of patent applications and copyright registrations, including drawings, specifications, and the like, all at the expense of the Company, and shall do all that may be necessary to establish, protect or maintain the rights of the Company or its nominee in the inventions, patent applications, Letters Patent and copyrights in accordance with the spirit of this Agreement.

         5.5     Confidential Information. Employee agrees to keep confidential
(1) all Proprietary Information, and (2) all other information protected by the Company as trade secrets during the term of this Agreement (including any leaves of absence) and will neither use nor disclose the confidential information without written authorization by the Company for ten years thereafter. For the purposes of this Agreement, such confidential information shall include information set forth in any application for Letters Patent unless and until such information is ultimately published. The Company and Employee mutually agree that the following types of information shall not be protected by this Agreement:

                 (a) Information already in the public domain at the time Employee received it;

                 (b) Information which, although created by Employee or disclosed in confidence to Employee, is later disseminated by the Company into the public domain;

                 (c) Information, which although created by Employee or received in confidence by Employee, is subsequently disseminated into public domain by a third party who has not breached any duty to any other party in disseminating such information;

                 (d) Information created by Employee or given by the Company in confidence to Employee which Employee is expressly authorized in writing by the Company to use or disclose thereafter; and

                 (e) Information which Employee is required to disclose in accordance with an order of a court of competent jurisdiction or applicable law.

Employee also understands and agrees that he will maintain in confidence all information known to him by reason of his employment even if such information is included in a redacted deposit of a work filed with an application for copyright registration, if such deposit has been abridged in order to protect the confidentiality of the information deposited with the Copyright Office. For purposes of this Agreement, a trade secret "...may consist of any formula, pattern, device or compilation of information which is used in one's business, and which gives him an opportunity to obtain an advantage over competitors who do not know or use it. It may be a formula for a chemical compound, a process of manufacturing, trading or preserving materials, a pattern for machine or other device, or a list of customers..." as commonly interpreted by the courts of the State of Texas. Upon the termination of this Agreement, regardless of how such termination may be brought about, Employee shall deliver to the Company any and all documents, instruments, notes, papers or other





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expressions or embodiments of Proprietary Property or confidential information which are in Employee's possession or control.

         5.6 Publicity. During the term of this Agreement and for a period of three years thereafter, Employee shall not, directly or indirectly, originate or participate in the origination of any publicity, news release or other public announcements, written or oral, whether to the public press or otherwise, relating to this Agreement, to any amendment hereto, to Employee's employment hereunder or to the Company, without the prior written approval of the Company.

         5.7 Fiduciary Relationship. Employee, by virtue of his high position of trust and reliance on him by the Company, understands that Employee enjoys a fiduciary relationship with the Company in carrying out his obligations under this Article 5. Accordingly, Employee agrees to honor his obligations under this Agreement by conducting himself with the degree of fairness and trust toward the Company as required by a fiduciary.

                                   ARTICLE 6
                             RESTRICTIVE COVENANTS

         6.1 Non-Competition. In consideration of the benefits of this Agreement, including Employee's access to and limited use of proprietary and confidential information of the Company, as well as training, education and experience provided to Employee by the Company directly and/or as a result of work projects assigned by the Company with respect thereto, Employee hereby covenants and agrees that during the term of this Agreement and for a period of three years following termination of this Agreement, regardless of how such termination may be brought about, Employee shall not, and the Employee will cause his Associates, Affiliates and representatives not to, directly or indirectly, as proprietor, partner, stockholder, director, executive, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages anywhere in the United States or Canada in any business activity in which the Company or its subsidiaries participates during Employee's employment with the Company or its subsidiaries; provided, however, the foregoing shall not prohibit Employee from purchasing and holding as an investment not more than 5% of any class of publicly traded securities of any entity which conducts a business in competition with the business of the Company, so long as Employee does not participate in any way in the management, operation or control of such entity. The terms "Associates" and "Affiliates" as used in this Section 6.1 shall have the meanings ascribed to them in the Plan of Merger and Acquisition Agreement of even date herewith, by and among Billing Information Concepts Corp., CRM Acquisition Corp., Computer Resources Management, Inc. and Michael A. Harrelson.

         6.2 Judicial Reformation. Employee acknowledges that, given the nature of the Company's business, the covenants contained in Section 6.1 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the Company's business and to protect its legitimate business interests. If, however, Section
6.1 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or





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to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

         6.3 Customer Lists; Non-Solicitation. In consideration of the benefits of this Agreement, including Employee's access to and limited use of proprietary and confidential information of the Company, as well as training, education and experience provided to Employee by the Company directly and/or as a result of work projects assigned by the Company with respect thereto, Employee hereby further covenants and agrees that following the termination of this Agreement, regardless of how such termination may be brought about, Employee shall not, directly or indirectly, (a) use or make known to any person or entity the names or addresses of any clients or customers of the Company or its subsidiaries or any other information pertaining to them, (b) call on, solicit or attempt to call on or solicit any clients or customers of the Company or its subsidiaries, nor (c) solicit for employment, recruit, hire or attempt to recruit or hire any employees of the Company or its subsidiaries.

                                   ARTICLE 7
                                  ARBITRATION

         Except for the provisions of Articles 5 and 6 of this Agreement dealing with proprietary property, confidential information and restrictive covenants, with respect to which the Company expressly reserves the right to petition a court directly for injunctive and other relief, any claim, dispute or controversy of any nature whatsoever, including but not limited to tort claims or contract disputes, between the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, arising out of or relating to your employment or the termination of your employment with the Company and/or the terms and conditions of this Agreement, including the implementation, applicability and interpretation thereof, shall, upon the written request of one party served upon the other, be submitted to and settled by arbitration in accordance with the provisions of the Federal Arbitration Act, 9 U.S.C. Sections 1-15, as amended. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three (3) independent arbitrators. Otherwise, the arbitration shall be conducted by a single, independent arbitrator. The parties shall endeavor to select independent arbitrators by mutual agreement. If such agreement cannot be reached within thirty (30) calendar days after a dispute has arisen which is to be decided by arbitration, the selection of the arbitrator(s) shall be made in accordance with Rule 13 of the Rules as presently in effect. If three (3) arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three
(3) arbitrators as provided hereinabove, then each such arbitrator shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be based on the evidence admitted and the substantive law of the State of Texas and shall contain an award for each issue and counterclaim. The award shall be made thirty (30) days following the close of the final hearing and the filing of any post-hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto. Each party shall be entitled to inspect and obtain a copy of non-privileged, relevant documents in the possession or control of the other party. All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. Each party shall





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
be entitled to take one deposition. Each party shall be entitled to submit one set of interrogatories which require no more than 30 answers. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process including, without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. Without limiting the scope of the parties' obligation to arbitrate disputes pursuant to this Section 7, the arbitrator(s) are not empowered to award damages including, without limitation, punitive damages and multiple damages under applicable Texas statutes, in excess of compensatory damages; provided that in no event shall consequential damages be awarded. Each of BICC, Purchaser, Seller and the Shareholder hereby irrevocably waives and releases any right to recover such damages in excess of those damages authorized by this Section 7. The arbitrator(s) may require the non-prevailing party to pay the prevailing party's attorneys' fees and costs incurred in connection with the arbitration. The terms of the commercial arbitration rules of the American Arbitration Association (the "AAA") shall apply except to the extent they conflict with the provisions of this paragraph. It is further agreed that any of the parties hereto may petition the United States District Court for the Western District of Texas, San Antonio Division, for a judgment to be entered upon any award entered through such arbitration proceedings.

                                   ARTICLE 8
                                 MISCELLANEOUS

         8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by an overnight delivery service with tracking procedures or by facsimile to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice: If to Employee, at the address set forth below his name on the signature page hereof; and if to the Company, at 7411 John Smith Drive, Suite 200, San Antonio, Texas 78229, Attention:
President and Chief Executive Officer.

         8.2 Equitable Relief. In the event of a breach or a threatened breach by Employee of any of the provisions contained in Article 5 or 6 of this Agreement, Employee acknowledges that the Company will suffer irreparable injury not fully compensable by money damages and, therefore, will not have an adequate remedy available at law. Accordingly, the Company shall be entitled to obtain such injunctive relief or other equitable remedy from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that the Company may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

         8.3 Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Employee's rights under this Agreement are not assignable and any attempted assignment thereof shall be null and void.





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         8.4     Governing Law; Venue. This Agreement shall be subject to and governed by the laws of the State of Texas. Non-exclusive venue for any action permitted hereunder shall be proper in San Antonio, Bexar County, Texas, and Employee hereby consents to such venue.

         8.5 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties and supersedes all other agreements between the parties which may relate to the subject matter contained in this Agreement. This Agreement may not be amended or modified except by an agreement in writing which refers to this Agreement and is signed by both parties.

         8.6 Headings. The headings of sections and subsections of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision of this Agreement or of the Agreement itself.

         8.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8.8 Waiver. The waiver by any party of a breach of any provision hereof shall not be deemed to constitute the waiver of any prior or subsequent breach of the same provision or any other provisions hereof. Further, the failure of any party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement unless such party expressly waives such provision pursuant to a written instrument which refers to this Agreement and is signed by such party.

                        [Signatures on following page.]





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        BILLING INFORMATION CONCEPTS CORP.



                                        By:
                                           --------------------------------
                                            Kelly E. Simmons
                                            Senior Vice President and
                                              Chief Financial Officer


                                        EMPLOYEE:



                                        -----------------------------------
                                        Michael A. Harrelson


                                        Address:
                                                ---------------------------

                                                ---------------------------




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